EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Form S-1 Registration Statement of our report dated March 27, 2012 related to the consolidated financial statements of Astika Holdings, Inc. and Subsidiary for the period from January 13, 2011 (inception) through December 31, 2011 which appears in such Registration Statement. We also consent to the reference to us under the headings “Experts” in such Registration Statement.

/s/ Lake & Associates, CPA’s LLC Lake & Associates, CPA’s LLC Schaumburg, Illinois August 22, 2012

1905 Wright Boulevard
 Schaumburg, IL 60193
Phone: 847.524.0800
Fax: 847.524.1655